UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

Donegal Mutual Insurance Company 401(k) Plan

(Exact name of registrant as specified in its charter)

N/A	333-93785	23-1336198

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant.

     Donegal Mutual Insurance Company 401(k) Plan (the “Plan”) reports that McKonly & Asbury, LLP (“McKonly & Asbury”), the independent auditors for the Plan’s statements of net assets available for benefits of the Plan as of December 31, 2003 and 2002 and the related statements of changes in net assets available for benefits for the years then ended (the “Plan’s 2002 and 2003 Financial Statements”), resigned as of February 18, 2005. McKonly & Asbury’s report on the Plan’s 2002 and 2003 Financial Statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Plan’s two most recent fiscal years and subsequent interim periods preceding McKonly & Asbury’s resignation, there were no disagreements with the Plan regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On June 21, 2005, the Plan engaged BDO Seidman, LLP (“BDO”), as the principal accountant to audit the Plan’s financial statements for the fiscal year ended December 31, 2004. The Plan did not consult with BDO regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Plan’s financial statements or any matter that was either a subject of a disagreement or a reportable event as described in Item 304 of Regulation S-K.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

16	Letter dated July 8, 2005 from McKonly & Asbury.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL MUTUAL INSURANCE COMPANY 401(K) PLAN
By:	/s/ Ralph G. Spontak
Ralph G. Spontak, Trustee

Date: July 11, 2005

EXHIBIT INDEX

Exhibit No.	Description	Reference

16	Letter dated July 8, 2005 from McKonly & Asbury	Submitted herewith.